                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

                                    STATE OF                   NAME UNDER WHICH
         SUBSIDIARY               INCORPORATION                 DOES BUSINESS
         ----------               -------------                 -------------
The Bank of Nashville               Tennessee               The Bank of Nashville